          As filed with the Securities and Exchange Commission on June 28, 1996
                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                ----------------

                                   LASERSCOPE

             (Exact name of Registrant as specified in its charter)

        CALIFORNIA                                           77-0049527
 (State of incorporation)                   (I.R.S. Employer Identification No.)

                               3052 ORCHARD DRIVE
                         SAN JOSE, CALIFORNIA 95134-2011

                    (Address of principal executive offices)

                             -----------------------

                        1995 DIRECTORS' STOCK OPTION PLAN

                            (Full title of the Plan)

                             -----------------------

                               ROBERT V. MCCORMICK
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                   LASERSCOPE
                               3052 ORCHARD DRIVE
                         SAN JOSE, CALIFORNIA 95134-2011
                                 (408) 943-0636
 (Name, address and telephone number, including area code, of agent for service)

                             -----------------------
                                    Copy to:

                              ELIAS J. BLAWIE, ESQ.
                               LAURA GORDON, ESQ.
                                Venture Law Group
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (415) 854-4488


               (Calculation of Registration Fee on following page)

================================================================================

- --------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

                                                              Proposed         Proposed
                                        Maximum Amount        Maximum           Maximum        Amount of
                                            to be          Offering Price      Aggregate      Registration
Title of Securities to be Registered    Registered(1)        Per Share       Offering Price         Fee
- --------------------------------------- --------------    ---------------- ------------------ --------------

1995 DIRECTORS' STOCK OPTION PLAN
   Common Stock,
   $0.01 par value..................... 180,000 Shares       $ 2.00(2)         $  360,000         $124.14

   Common Stock,
   $0.01 par value..................... 120,000 Shares       $ 5.75(3)         $  690,000         $237.93


                  TOTAL                 300,000 Shares                         $1,050,000         $362.07
                  -----


- -----------------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the closing price of the Common Stock as reported on the Nasdaq National Market on June 25, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         (c) The description of the Company's Common Stock which is contained in the following documents: (1) Items 1 and 2 of the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on November 15, 1991, as amended by the Form 8-A/A filed on June 12, 1996, and (2) Items 1 and 2 of the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on October 23, 1989, as amended by Amendment No. 1 thereto filed on November 27, 1989.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.           DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Articles of Incorporation reduce the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under California law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the California General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.           EXHIBITS.

         Exhibit
         Number

         4.1      1995 Directors' Stock Option Plan

         5.1      Opinion of Venture Law Group, a Professional Corporation.

         23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

         23.2     Consent of Independent Auditors (see p. 6).

         24.1     Powers of Attorney (see p. 5).

Item 9.           UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [SIGNATURE PAGES FOLLOW]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Laserscope, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 27, 1996.

                                   LASERSCOPE

                                   By:    /s/ Robert V. McCormick
                                        --------------------------------
                                        Robert V. McCormick, President and
                                        Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert V. McCormick and Dennis LaLumandiere, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                    Title                          Date
          ---------                                    -----                          ----
/s/ Benjamin L. Holmes                   Chairman of the Board of Directors           June 27, 1996
- ------------------------------------
(Benjamin L. Holmes)

/s/ Robert V. McCormick                  President, Chief Executive Officer and       June 27, 1996
- ------------------------------------      Director
(Robert V. McCormick)

/s/ Dennis LaLumandiere                  Vice President of Finance (Principal         June 27, 1996
- ------------------------------------      Financial and Accounting Officer)
(Dennis LaLumandiere)

/s/ E. Walter Lange                      Director                                     June 27, 1996
- ------------------------------------
(E. Walter Lange)

                                         Director                                     June 27, 1996
- ------------------------------------
(Rodney Perkins, M.D.)

/s/ Robert J. Pressley, Ph.D.            Director                                     June 27, 1996
- ------------------------------------
(Robert J. Pressley, Ph.D.)

                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration
Statement (Form S-8) pertaining to the 1995 Directors' Stock Option Plan of Laserscope of our report dated January 26, 1996, with respect to the consolidated financial statements and schedule of Laserscope included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.




San Jose, California
June 26, 1996

                                                             ERNST & YOUNG LLP

                                INDEX TO EXHIBITS

   Exhibit
   Number
   ------
    4.1       1995 Directors' Stock Option Plan

    5.1       Opinion of Venture Law Group, A Professional Corporation

    23.1      Consent of Venture Law Group, A Professional Corporation
              (included in Exhibit 5.1).

    23.2      Consent of Independent Auditors (see p. 6).

    24.1      Powers of Attorney (see p. 5).